Exhibit 10.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of November 4, 2022, is among Adit EdTech Acquisition Corp., a Delaware corporation (the “ADEX”), and each of the undersigned stockholders (together with each such stockholder who executes a signature page to this Agreement after the date hereof, the “Stockholders”) of ADEX. Each of ADEX and each Stockholder may hereinafter be referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, each Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), and has sole voting power with respect to those shares of common stock, par value $0.0001 per share, of ADEX (the “ADEX Common Stock”) indicated opposite such Stockholder’s name on Schedule 1 attached hereto (or, in the case of any Stockholder who executes a signature page to this Agreement after the date hereof, attached to such Stockholder’s signature page); and

WHEREAS, the ADEX board of directors (the “Board”) has recommended that ADEX stockholders vote to approve an amendment to ADEX’s Amended and Restated Certificate of Incorporation (the “Charter”) to authorize ADEX to extend the date by which it must consummate an initial business combination (as defined in the Charter) up to six times at the election of the Board for an additional one month each time (for a maximum of six one-month extensions) or otherwise (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the shares of ADEX Common Stock included as part of the units (such shares of Common Stock the “IPO Shares”) sold in ADEX’s initial public offering (the “IPO”) and (c) as promptly as reasonably possible following such redemption, subject to the approval of ADEX’s remaining stockholders and in accordance with applicable law, dissolve and liquidate (the “Extension Proposal”), with the purpose of extending the deadline by which ADEX must complete an initial business combination.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and intending to be legally bound hereby, ADEX and the Stockholders agree as follows:

Section 1. Agreement to Vote.

(a) Each Stockholder agrees that at any special meeting of the stockholders of ADEX or at any other meeting of the stockholders of ADEX, however called, including any adjournment or postponement thereof, and, as applicable, in connection with any written consent of the stockholders of ADEX, the Stockholder shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder:

(i) appear at each such meeting or otherwise cause the ADEX Common Stock for which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of their shares of ADEX Common Stock, in favor of the Extension Proposal and any proposal to approve the adjournment of such meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal (an “Adjournment Proposal”).

(b) No Stockholder shall enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with clauses (i) and (ii) of Section 1(a). Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

Section 2. Representations and Warranties of Stockholders. Each Stockholder (as to him, her or itself only) hereby represents and warrants to ADEX as follows:

(a) such Stockholder has the full power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder;

(b) this Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivered by the other Parties, constitutes a valid, legal and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(c) such Stockholder beneficially owns the number of shares of ADEX Common Stock indicated opposite such Stockholder’s name on Schedule 1 hereto, free and clear of any liens or encumbrances (other than liens or encumbrances created by this Agreement, applicable securities laws, or ADEX’s Charter or Bylaws or any other agreement between such Stockholder and ADEX), and has sole, and otherwise unrestricted, voting and investment power with respect to such shares of ADEX Common Stock; none of such shares of ADEX Common Stock are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the such shares of ADEX Common Stock; and no Person has any right to acquire from such Stockholder any of the shares of ADEX Common Stock indicated opposite such Stockholder’s name on Schedule 1 hereto;

(d) such Stockholder agrees to promptly notify ADEX in writing of any changes or updates to Schedule 1 hereto as it relates to such Stockholder after the date hereof and prior to the termination of this Agreement;

(e) the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereunder and the performance by such Stockholder of his, her or its obligations hereunder do not and will not conflict with, or result in any material violation or material breach of, or material default (with or without notice or lapse of time or both) under, any contract or any judgment to which such Stockholder is a party or by which such Stockholder is bound, or any law to which such Stockholder is subject or, if such Stockholder is an entity, such Stockholder’s organizational documents; and

(f) the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereunder and the performance by such Stockholder of his, her or its obligations hereunder do not and will not require any consent, approval, qualification, order or authorization of, registration, declaration or filing with, or notice to, any governmental entity by such Stockholder, except where the failure to obtain such consents, approvals, qualifications, orders or authorizations or registrations, declarations or filings, would not prevent or impair in any material respect the performance by such Stockholder of his or her obligations under this Agreement.

Section 3. Remedies. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under this Agreement in accordance with the specific terms hereof or otherwise breaches any provision of this Agreement. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that any other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 4. No Waivers. No waiver of any breach of this Agreement extended by ADEX to a Stockholder shall be construed as a waiver of any rights or remedies of ADEX with respect to any other Stockholder or with respect to any subsequent breach of such Stockholder or any other such Stockholder. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

Section 5. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) if to ADEX:

Adit EdTech Acquisition Corp.

1345 Avenue of the Americas

33rd Floor

New York, NY 10105

Attention: John D’Agostino

Telephone: 646-699-3027

E-mail: dagostino@aditedtech.com

(b) if to a Stockholder, to the address, facsimile number or email address set forth under such Stockholder’s signature on the signature page hereto.

Section 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any Stockholder without the prior written consent of ADEX. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

Section 7. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing and signed by ADEX and all of the Stockholders or, in the case of a waiver, by ADEX and (b) only in the specific instance and for the specific purpose for which made or given. Notwithstanding anything to the contrary contained herein, any ADEX stockholder may become party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder. In such event, each such person shall thereafter shall be deemed a Stockholder for all purposes under this Agreement.

Section 8. Termination. This Agreement shall automatically terminate at the earlier of (a) approval of the Extension Proposal by ADEX stockholders and (b) the close of any meeting of ADEX stockholders at which the Extension Proposal was presented to ADEX stockholders for approval and such approval was not obtained. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement.

Section 9. Entire Agreement. This Agreement and Schedule 1 hereto contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior discussions, negotiations, commitments, agreements and understandings, both written and oral, relating to such subject matter.

Section 10. No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

Section 11. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of shares of ADEX Common Stock, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Stockholder in his or her capacity as an officer or director of ADEX or of any other person or entity.

Section 12. Further Assurances. From time to time and without additional consideration, each Stockholder shall take such further actions as ADEX may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

Section 13. Disclosure. The Stockholder hereby authorizes ADEX to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission the Stockholder’s identity and ownership of the shares of ADEX Common Stock and the nature of the Stockholder’s obligations under this Agreement.

Section 14. Certain Events. Each Stockholder agrees (severally with respect to itself and not jointly) that this Agreement and the obligations hereunder will attach to such Stockholder’s shares of ADEX Common Stock and will be binding upon any person to which legal or beneficial ownership of such Stockholder’s shares of ADEX Common Stock passes, whether by operation of law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors.

Section 15. Governing Law; Jurisdiction; Jury Trial Waiver. This Agreement shall be governed by and construed and enforced in accordance with, and any dispute arising out of or in connection with this Agreement shall be resolved under, the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against such Party arising out of or relating in any way to this Agreement (a “Proceeding”) shall be brought and enforced in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING.

Section 16. Counterparts; Electronic Signatures. This Agreement may be executed manually or electronically in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 17. Parties Advised by Counsel. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self-interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement will not be interpreted or construed against any Party because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ADIT EDTECH ACQUISITION CORP.

By:
Name:
Title:

[Signature page to Voting Agreement]

STOCKHOLDER

[•]

By:
Name:
Title:

Address for Notice: [•]

Email for Notice: [•]

[Signature page to Voting Agreement]